UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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APPLIED BIOSYSTEMS INC.

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FOR IMMEDIATE RELEASE

Invitrogen and Applied Biosystems
Announce Expiration of Hart-Scott-Rodino Waiting Period

Carlsbad and Foster City, Calif., July 29, 2008 – Invitrogen Corporation (NASDAQ: IVGN) and Applied Biosystems Inc. (NYSE: ABI) today announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, in connection with the companies’ pending merger.  The expiration of the waiting period satisfies one of the conditions to the closing of the transaction.  Invitrogen will soon be engaging with the European Commission for a similar review process.

As previously announced on June 12, 2008, the Boards of Directors of Invitrogen and Applera Corporation approved a definitive merger agreement under which Invitrogen will acquire all of the outstanding stock of Applied Biosystems Inc. for $38.00 per share in a cash and stock transaction valued at $6.7 billion.  This consideration represents a premium of 17% to Applied Biosystems’ stock price on June 11, 2008.

Invitrogen also announced it will file the preliminary S-4 with the Securities and Exchange Commission by the end of July or early August 2008.  The transaction is subject to approval of both companies’ shareholders as well as other customary closing conditions and is targeted to close in late October or early November of 2008.

Also as previously announced, the two companies have begun work on integration activities under the leadership of Mark Smedley, Invitrogen’s Global Head of Operations. Integration team members from both companies across all regions met July 20-22, 2008, to discuss proposed milestones and activities for the integration and further review proposed synergies.

“Integration teams comprising all functional areas of both companies are now in place and operating at full speed,” Smedley said. “We have a clear integration model in place and we are well on track to start delivering on the potential of our new company as soon as the transaction closes.”

About Invitrogen
Invitrogen Corporation (NASDAQ: IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, stem cells, cell therapy and cell biology – placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California, and conducts business in more than 70 countries around the world. The company employs approximately 4,700 scientists and other professionals and had revenues of approximately $1.3 billion in 2007. For more information, visit www.Invitrogen.com.

About Applied Biosystems Inc.
Applied Biosystems Inc. (formerly known as Applera Corporation) is a global leader in the development and marketing of instrument-based systems, consumables, software, and services for academic research, the life science industry and commercial markets. Driven by its employees' belief in the power of science to improve the human condition, the company commercializes innovative technology solutions for DNA, RNA, protein and small molecule analysis. Customers across the disciplines of academic and clinical research, pharmaceutical research and manufacturing, forensic DNA analysis, and agricultural biotechnology use the company’s tools and services to accelerate scientific discovery, improve processes related to drug discovery and development, detect potentially pathogenic microorganisms, and identify individuals based on DNA sources. Applied Biosystems has a comprehensive service and field applications support team for a global installed base of high-performance genetic and protein analysis solutions. Applied Biosystems Inc. is headquartered in Norwalk, CT. Information about Applied Biosystems, including reports and other information filed by the company with the Securities and Exchange Commission, is available at http://www.appliedbiosystems.com. All information in this news release is as of the date of the release, and Applied Biosystems does not undertake any duty to update this information unless required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
This press release is being made pursuant to and in compliance with Rules 165 and 425 of the Securities Act of 1933 and does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities.  In connection with the proposed transaction, Invitrogen and Applied Biosystems expect to file a proxy statement/prospectus as part of a registration statement on Form S-4 regarding the proposed transaction with the Securities and Exchange Commission, or SEC.  Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about Invitrogen and Applied Biosystems and the proposed transaction.  The final joint proxy statement/prospectus will be mailed to shareholders of Invitrogen and Applied Biosystems.  Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents when filed with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from Invitrogen by directing such requests to: Invitrogen Corporation, Attention: Investor Relations 5791 Van Allen Way, Carlsbad, CA 92008, or from Applied Biosystems by directing such requests to: Applied Biosystems, Attention: Investor Relations 850 Lincoln Center Drive, Foster City, CA 94404.

PARTICIPANTS IN THE SOLICITATION
Invitrogen and Applied Biosystems and their respective directors, executive officers and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information concerning all of the participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available.  Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov and from Invitrogen Investor Relations, telephone: 760-603-7200 or on Invitrogen’s website at http://www.invitrogen.com or Applied Biosystems’ website: at http://www.appliedbiosystems.com.

Contact Information:

Contacts for Invitrogen Investors: Amanda Clardy (760) 476-7075 ir@invitrogen.com Media: Farnaz Khadem (760) 603-7245 (760)-889-5547 (mobile) Farnaz.khadem@invitrogen.com	Contact for Applied Biosystems Investors: Peter Dworkin (650) 554-2479 dworkipg@appliedbiosystems.com

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FORWARD LOOKING STATEMENTS

Some statements made by Applied Biosystems Inc. (formerly Applera Corporation, the “Company”) or Invitrogen Corporation (“Invitrogen”) contained in, or incorporated by reference in, this communication are forward-looking and are subject to a variety of risks and uncertainties. These forward-looking statements may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “intend,” and “anticipate,” among others. Such forward-looking statements include statements regarding our decision to enter into an agreement for a sale of the Company, the ability of the Company and Invitrogen to complete the transaction contemplated by the definitive agreement, including the parties’ ability to satisfy the conditions set forth in the definitive agreement, and the possibility of any termination of the definitive agreement. The forward-looking statements contained in this report are based on our current expectations, and those made at other times will be based on our expectations when the statements are made. We cannot guarantee that any forward-looking statements will be realized.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  To comply with the terms of the safe harbor, we note that a variety of factors could cause actual results and experience to differ materially from anticipated results or other expectations expressed in forward-looking statements. We also note that achievement of anticipated results or expectations in forward-looking statements is subject to the possibility that assumptions underlying forward-looking statements will prove to be inaccurate. Investors should bear this in mind as they consider forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by the stockholders of the Company and Invitrogen, as well as of regulatory agencies, the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of the Company’s operations and those of Invitrogen will be greater than expected, the impact of competition and other risk factors included in the Company’s and Invitrogen’s reports filed with the SEC. The risks and uncertainties that may affect the operations, performance, development, and results of our business include, but are not limited to, those described under the heading “Risks Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, as updated by our subsequent Quarterly Reports on Form 10-Q.  We note that our business could be affected by other factors that we have not disclosed because we think they are immaterial.  Also, there may be additional risks and uncertainties that could affect our businesses but that are not currently known to us. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger contemplated in the Agreement and Plan of Merger, dated as of June 11, 2008, among Invitrogen, Atom Acquisition, LLC and the Company, Invitrogen will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of the Company and Invitrogen.  The Company and Invitrogen will mail the joint proxy statement to their respective stockholders.  Investors and security holders are urged to read the joint proxy statement when it becomes available because it will contain important information.  You may obtain a free copy of the joint proxy statement (when available) and other related documents filed with the SEC by the Company and Invitrogen at the SEC’s website at www.sec.gov.  The joint proxy statement (when it is available) and the other documents may also be obtained for free at the Company’s website at http://www.appliedbiosystems.com or at Invitrogen’s website at http://www.invitrogen.com.

PARTICIPANTS IN THE SOLICITATION

The Company and Invitrogen and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in respect of the transactions contemplated in connection with the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the merger will be set forth in the joint proxy statement when it is filed with the SEC.  You can find information about Company’s executive officers and directors in the Company’s definitive proxy statement filed with the SEC on September 6, 2007.  You can find information about Invitrogen’s executive officers and directors in its definitive proxy statement filed with the SEC on March 5, 2008.  You may obtain free copies of these documents from the Company or Invitrogen, as applicable, by using the contact information above.